Exhibit 10.4

CONTRATO DE COMPRAVENTA DE ACCIONES	STOCK PURCHASE AGREEMENT
celebrado por y entre:	entered into by and among:
Controladora Comercial Mexicana, S.A.B. de C.V.,	Controladora Comercial Mexicana, S.A.B. de C.V.,
actuando como vendedora;	acting as seller;
Costco Venture Mexico y	Costco Venture Mexico and
CVM Purchasing Subsidiary, S.A. de C.V.,	CVM Purchasing Subsidiary, S.A. de C.V.,
actuando como compradoras;	acting as purchasers;
Costco de México, S.A. de C.V.; y	Costco de México, S.A. de C.V.; and
Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria	Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria
13 de junio de 2012	June 13, 2012

CONTRATO DE COMPRAVENTA DE ACCIONES	STOCK PURCHASE AGREEMENT

EL PRESENTE CONTRATO DE COMPRAVENTA DE ACCIONES, de fecha 13 de junio de 2012 (en adelante el “Contrato”), es celebrado por y entre:	THIS STOCK PURCHASE AGREEMENT, dated June 13, 2012 (hereinafter the “Agreement”), is entered into by and among:

CONTROLADORA COMERCIAL MEXICANA, S.A.B. DE C.V., una sociedad anónima bursátil de capital variable debidamente constituida y válidamente existente bajo las leyes de México (según aquí se define) (en adelante “CCM” o el “Vendedor”, indistintamente), de conformidad con la escritura pública número 21,305, de fecha 28 de enero de 1944, otorgada ante la fe del Lic. Julio Sentíes, adscrito a la Notaría Pública número 59 de la Ciudad de México, Distrito Federal a cargo del Lic. Raúl Falomir, y representada en este acto por los Sres. Guillermo González Nova y Carlos González Zabalegui;	CONTROLADORA COMERCIAL MEXICANA, S.A.B. DE C.V., a public corporation with variable capital (sociedad anónima bursátil de capital variable) duly organized and validly existing under the laws of Mexico (as defined herein), (hereinafter “CCM” or the “Seller”, indistinctly), pursuant to public instrument number 21,305, dated January 28, 1944, granted before Mr. Julio Sentíes, assisting the head notary of Notary Public number 59 of Mexico City, Federal District, Mr. Raúl Falomir, and represented herein by Messrs. Guillermo González Nova and Carlos González Zabalegui;

COSTCO VENTURE MEXICO, una sociedad debidamente constituida y válidamente existente bajo las leyes del Estado de California, Estados Unidos de América (en adelante “CVM”), y representada en este acto por el Sr. Enrique Manuel Ramírez Ramírez;	COSTCO VENTURE MEXICO, a corporation duly organized and validly existing under the laws of the State of California, United States of America, (hereinafter “CVM”), and represented herein by Mr. Enrique Manuel Ramírez Ramírez;

CVM PURCHASING SUBSIDIARY, S.A. DE C.V., una sociedad anónima de capital variable debidamente constituida y válidamente existente bajo las leyes de México (en adelante “CVMPS”, y conjuntamente con CVM, los “Compradores” y cada uno de ellos un “Comprador”), de conformidad con la escritura pública número 143,789, de fecha 12 de junio de 2012, otorgada ante la fe del Lic. Armando Gálvez Pérez Aragón, Notario Público número 103 de la Ciudad de México, Distrito Federal, y representada en este acto por el Sr. Enrique Manuel Ramírez Ramírez;	CVM PURCHASING SUBSIDIARY, S.A. DE C.V., a corporation with variable capital (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico (hereinafter “CVMPS”, and together with CVM, the “Purchasers”, and each of them a “Purchaser”), pursuant to public instrument number 143,789, dated June 12, 2012, granted before Mr. Armando Gálvez Pérez Aragón, Notary Public number 103 of Mexico City, Federal District, and represented herein by Mr. Enrique Manuel Ramírez Ramírez ;

COSTCO DE MÉXICO, S.A. DE C.V., una sociedad anónima de capital variable debidamente constituida y válidamente existente bajo las leyes de México (en adelante “Costco” o la “Compañía”, indistintamente), de conformidad con la escritura pública número 9,361, de fecha 11 de julio de 1991, otorgada ante la fe del Lic. Eugenio Ibarrola Santoyo, Notario Público número 122 de la Ciudad de México, Distrito Federal y representada en este acto por el Sr. Mauricio Antonio Talayero González; y	COSTCO DE MÉXICO, S.A. DE C.V., a corporation (sociedad anónima de capital variable) duly organized and validly existing under the laws of Mexico (hereinafter “Costco” or the “Company”, indistinctly), pursuant to public instrument number 9,361, dated July 11, 1991, granted before Mr. Eugenio Ibarrola Santoyo, Notary Public number 122 of Mexico City, Federal District, and represented herein by Mr. Mauricio Antonio Talayero González; and

DEUTSCHE BANK MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA, una institución de banca múltiple debidamente constituida y válidamente existente bajo las leyes de México (en adelante “Deutsche” o el “Fiduciario”, indistintamente, y conjuntamente con el Vendedor, los Compradores y la Compañía, las “Partes”, y cada una de ellas una “Parte”), de conformidad con la escritura pública número 57,681, de fecha 25 de febrero del 2000, otorgada ante la fe del Lic. Miguel Alessio Robles, Notario Público número 19 de la Ciudad de México, Distrito Federal, y representada en esteacto por el Sr. Alonso Rojas Dingler, quien comparece exclusivamente en su carácter de fiduciaria del Fideicomiso (según aquí se define).	DEUTSCHE BANK MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA, a credit institution (institución de banca múltiple) duly organized and validly existing under the laws of Mexico (hereinafter “Deutsche” or the “Trustee”, indistinctly, and together with the Seller, the Purchasers and the Company, the “Parties”, and each of them a “Party”), pursuant to public instrument number 57,681, dated February 25, 2000, granted before Mr. Miguel Alessio Robles, Notary Public number 19 of Mexico City, Federal District, and represented herein by Mr. Alonso Rojas Dingler, which exclusively appears in its capacity as trustee of the Trust (as defined herein).

A N T E C E D E N T E S	B A C K G R O U N D

I) El 21 de junio de 1991, CCM y CVM celebraron un Contrato de Joint Venture, mismo que fue re-expresado el 15 de febrero de 1995 y que se ha modificado de tiempo en tiempo, en términos del cual, entre otros asuntos, estas sociedades acordaron detentar cada una el 50% (cincuenta por ciento) de las acciones de la Compañía (en adelante el “JV”).	I) On June 21, 1991, CCM and CVM entered into a Joint Venture Agreement, which was restated on February 15, 1995 and amended from time to time, in terms of which, among other items, such companies agreed to each hold 50% (fifty percent) of the Company´s stock (hereinafter the “JV”).

II) El 10 de diciembre de 2010, CCM celebró los Contratos de la Reestructura (según aquí se definen) con los Acreedores (según aquí se definen) y terceras partes del mismo para intercambiar y reestructurar cierta deuda.	II) On December 10, 2010, CCM executed the Restructuring Agreements (as defined herein) with the Creditors (as defined herein) and third parties thereto in order to exchange and restructure certain debt.

III) Como parte de los Contratos de la Reestructura, el 10 de diciembre de 2010, CCM, actuando como fideicomitente; CVM, actuando como fideicomisario en primer lugar; Banco Invex, S.A. Institución de Banca Múltiple, Invex Grupo Financiero, actuando como fideicomisario en segundo lugar y como agente de garantías en nombre de los Acreedores de CCM; y Deutsche, actuando como fiduciaria, celebraron el Contrato de Fideicomiso Irrevocable de Administración y Garantía No. F/1435 (en adelante el “Fideicomiso”) a efecto de garantizar ciertas obligaciones y mediante el cual CCM transmitió las Acciones (según aquí se definen) a dicho Fideicomiso.	III) As part of the Restructuring Agreements, on December 10, 2010, CCM, acting as settlor; CVM, acting as first beneficiary; Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting as second beneficiary and as collateral agent on behalf of CCM’s Creditors; and Deutsche, acting as trustee, entered into Irrevocable Management and Guaranty Trust Agreement No. F/1435 (hereinafter the “Trust”) in order to secure certain obligations and by means of which CCM transferred the Shares (as defined herein) to such Trust.

IV) Deutsche comparece a la celebración de este Contrato de acuerdo con las instrucciones escritas que para tales efectos y en términos del inciso (i) de la Sección 9.02 del Fideicomiso, recibió de los fideicomisarios de dicho Fideicomiso.	IV) Deutsche is appearing at the execution of this Agreement in compliance with the corresponding written instructions and in terms of item (i) of Section 9.02 of the Trust, it received from the beneficiaries of such Trust.

D E C L A R A C I O N E S	R E C I T A L S

CONSIDERANDO, que el Vendedor desea vender a los Compradores, y los Compradores desean comprar del Vendedor, las Acciones de conformidad con los términos y condiciones establecidos y acordados en este Contrato;	WHEREAS, the Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller, the Shares pursuant to the terms and conditions set forth and agreed upon in this Agreement;

CONSIDERANDO, que este Contrato establecerá los términos y condiciones que regirán los derechos y obligaciones de las Partes para realizar la Operación (según aquí se define);	WHEREAS, this Agreement shall set forth the terms and conditions that shall govern the rights and obligations of the Parties in order to execute the Transaction (as defined herein);

CONSIDERANDO, que las Partes reconocen mutuamente, acuerdan y declaran unas a las otras que los representantes legales y/o apoderados que suscriben este Contrato en nombre y representación de cada Parte tienen la autoridad suficiente para obligar a dichas Partes mediante sus propias firmas y que	WHEREAS, the Parties mutually recognize, agree and represent to each other that the legal representatives and/or attorneys-in-fact executing this Agreement in the name and on behalf of each Party have the sufficient authority to bind such Parties by means of their own signatures and that such authority has not been revoked, limited or modified in any manner whatsoever as of this date; and

dicha autoridad no ha sido revocada, limitada o modificada en forma alguna a esta fecha; y

CONSIDERANDO, que los términos con mayúscula inicial utilizados en el presente, tienen los significados establecidos en la Sección 6.09, salvo que se disponga lo contrario en el presente.	WHEREAS, the capitalized terms used herein have the meanings set forth in Section 6.09, unless otherwise provided for herein.

AHORA, POR CONSIGUIENTE, en consideración de las premisas y obligaciones y acuerdos mutuos contenidos en el presente a continuación, las Partes acuerdan lo siguiente:	NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

ARTÍCULO I	ARTICLE I
Objeto del Contrato / Compra Venta de las Acciones	Purpose of the Agreement / Purchase and Sale of the Shares

SECCIÓN 1.01 Objeto del Contrato / Compra Venta de las Acciones. En los términos y sujeto a las condiciones establecidas en el presente, al Cierre (según aquí se define), el Vendedor deberá vender, endosar en propiedad, ceder, transmitir y entregar todos los derechos, titularidad e intereses sobre las Acciones, según se establece en el Apéndice 1.01 (en adelante las “Acciones”), a los Compradores, según se establece en el Apéndice 1.01, y dichos Compradores deberán comprar, adquirir, aceptar y asumir la cesión y entrega de todos los derechos, titularidad e intereses del Vendedor sobre dichas Acciones (en adelante la “Operación”).	SECTION 1.01 Purpose of the Agreement / Purchase and Sale of the Shares. In the terms and subject to the conditions set forth herein, at Closing (as defined herein), the Seller shall sell, fully endorse (endosar en propiedad), assign, transfer and deliver all of the rights to, title to and interest in the Shares, as set forth in Schedule 1.01, (hereinafter the “Shares”) to the Purchasers, as set forth in Schedule 1.01, and such Purchasers shall purchase, acquire, accept and take assignment and delivery from the Seller of all the rights, title and interest of the Seller in and to such Shares (hereinafter the “Transaction”).

Las obligaciones de transmisión y entrega relacionadas con la propiedad de las Acciones y el pago del Precio de Compra (según aquí se define) están sujetas al cumplimiento de las condiciones suspensivas descritas en las Secciones 4.01, 4.02 y 4.03 de este Contrato de conformidad con las disposiciones del Artículo 1939 del Código Civil Federal.	The transfer and delivery obligations connected with the ownership of the Shares and payment of the Purchase Price (as defined herein) are subject to the satisfaction and fulfillment of the conditions precedent (condiciones suspensivas) described in Sections 4.01, 4.02 and 4.03 of this Agreement in accordance with the provisions of Article 1939 of the Mexican Federal Civil Code (Código Civil Federal).

SECCIÓN 1.02 Precio de Compra. El precio total de compra a ser pagado por los Compradores al Vendedor por la venta de las Acciones (según lo acordado en la Sección 1.01) será una cantidad de $10,650,000,000.00 (diez mil seiscientos cincuenta millones de pesos 00/100, M.N.) en efectivo (en adelante el “Precio de Compra”).	SECTION 1.02 Purchase Price. The aggregate purchase price to be paid by the Purchasers to the Seller for the sale of the Shares (as agreed in Section 1.01) shall be MXN$10,650,000,000.00 (ten billion six hundred fifty million pesos 00/100, Mexican currency) in cash (hereinafter the “Purchase Price”).

SECCIÓN 1.03 Pago del Precio de Compra. En la Fecha de Cierre (según aquí se define), los Compradores pagarán al Vendedor, mediante transferencia electrónica de fondos inmediatamente disponibles, el Precio de Compra total y completo a la cuenta bancaria del Fideicomiso y el pago del Precio de Compra deberá ser libre de cualquier retención o deducción de Impuestos (según aquí se define) y/o cualesquier honorarios, comisiones, gastos o cualesquiera otras deducciones.	SECTION 1.03 Purchase Price Payment. On the Closing Date (as defined herein), the Purchasers shall pay to the Seller, by wire transfer of immediately available funds, the entire and complete Purchase Price to the Trust’s bank account, and the payment of the Purchase Price shall be free and clear of any withholding or deduction of Taxes (as defined herein) and/or any other fees, commissions, expenses or any other deductions.

ARTÍCULO II	ARTICLE II
Cierre	Closing

SECCIÓN 2.01 Fecha de Cierre. Sujeto a los términos y condiciones de este Contrato (incluyendo las condiciones suspensivas establecidas en las Secciones 4.01, 4.02 y 4.03 de este Contrato), la consumación de la Operación (en adelante el “Cierre”) tendrá lugar en las oficinas de Santamarina y Steta, S.C., localizadas en Campos Elíseos 345, Piso 3, Colonia Chapultepec Polanco a las 10:00 horas, tiempo de la Ciudad de México, el 3er (tercer) Día Hábil siguiente a la entrega del Certificado del Vendedor (según aquí se define) a los Compradores, de conformidad con la Sección 4.04 (a) (en adelante la “Fecha de Satisfacción del CV”), o en algún otro lugar y/o en alguna otra hora y fecha que puedan convenir mutuamente el Vendedor y los Compradores. A la fecha del Cierre de la Operación se refiere en este Contrato como la “Fecha de Cierre”.	SECTION 2.01 Closing Date. Subject to the terms and conditions of this Agreement (including the conditions precedent contained in Sections 4.01, 402 and 4.03 of this Agreement), the consummation of the Transaction (hereinafter the “Closing”) shall take place at the offices of Santamarina y Steta, S.C. located at Campos Elíseos 345, Piso 3, Colonia Chapultepec Polanco at 10:00 a.m. Mexico City time on the 3rd (third) Business Day after the Seller’s Certificate (as defined herein) is delivered to the Purchasers, in accordance with Section 4.04 (a) (hereinafter the “SC Satisfaction Date”), or at such other place and/or at such other time and date as may be mutually agreed upon in writing by the Seller and the Purchasers. The Closing date is referred to in this Agreement as the “Closing Date”.

SECCIÓN 2.02 Obligaciones de Deutsche. Inmediatamente antes del Cierre, el	SECTION 2.02 Deutsche’s Obligations. Immediately prior to Closing, the Seller

Vendedor deberá solicitar a Deutsche que endose en propiedad, ceda, transfiera y entregue al Vendedor todos los derechos, titularidad e intereses sobre las Acciones que han sido transmitidas al Fideicomiso y entregar el(los) título(s) de acciones correspondiente(s). Deutsche deberá inmediatamente cumplir con dicha solicitud.	shall request that Deutsche fully endorse (endosar en propiedad), assign, transfer and deliver to the Seller all of the rights to, title to and interest in the Shares that have been transferred to the Trust, and deliver the corresponding stock certificate(s). Deutsche shall promptly comply with that request.

SECCIÓN 2.03 Entregables del Vendedor. Al Cierre, el Vendedor deberá entregar lo siguiente a los Compradores con copia para Deutsche:	SECTION 2.03 Seller’s Deliverables. At Closing, the Seller shall deliver the following to the Purchasers with a copy to Deutsche:

(a) Las Resoluciones Corporativas del Vendedor (según aquí se definen);	(a) The Seller’s Corporate Resolutions (as defined herein);

(b) Evidencia por escrito de la Aprobación de CFC (según aquí se define);	(b) Written evidence of the FCC Approval (as defined herein);

(c) Copia certificada del poder de los representantes legales o apoderados del Vendedor, evidenciando la autoridad para firmar este Contrato y cualquier otro documento entregado en relación con este Contrato;	(c) A certified copy of the power of attorney of the Seller’s legal representatives or attorneys-in-fact, evidencing the authority to execute this Agreement and any other document delivered in connection with this Agreement;

(d) Las Acciones endosadas en propiedad a los Compradores; y	(d) The Shares fully endorsed (endosadas en propiedad) to the Purchasers; and

(e) Cualquier otro documento o información requerida de conformidad con este Contrato y/o acordado mutuamente por Partes del mismo.	(e) Any other document or information required pursuant to this Agreement and/or mutually agreed upon by the Parties hereto.

SECCIÓN 2.04. Entregables de los Compradores. Al Cierre, los Compradores deberán entregar lo siguiente al Vendedor con copia para Deutsche:	SECTION 2.04 Purchasers’ Deliverables. At Closing, the Purchasers shall deliver the following to the Seller with a copy to Deutsche:

(a) Las Resoluciones Corporativas de los Compradores (según aquí se definen);	(a) The Purchasers’ Corporate Resolutions (as defined herein);

(b) Evidencia por escrito de la Aprobación de CFC;	(b) Written evidence of the FCC Approval;

(c) Según sea aplicable, copia certificada del poder de los representantes	(c) If applicable, a certified copy of a the power of attorney of the Purchasers’

legales o apoderados de los Compradores, evidenciando la autoridad para firmar este Contrato y cualquier otro documento entregado en relación con este Contrato o una certificación emitida por un funcionario debidamente nombrado sobre la capacidad y autoridad de dichos representantes; y	legal representatives or attorneys-in-fact, evidencing the authority to execute this Agreement and any other document delivered in connection with this Agreement or a certification issued by a duly appointed officer as to the capacity and authority of such representatives; and

(d) Cualquier otro documento o información requerida de conformidad con este Contrato y/o acordado mutuamente por las Partes del mismo.	(d) Any other document or information required pursuant to this Agreement and/or mutually agreed upon by the Parties hereto.

ARTÍCULO III	ARTICLE III
Declaraciones, Garantías y Obligaciones	Representations, Warranties and Covenants

SECCIÓN 3.01 El Vendedor en el presente declara y garantiza a los Compradores que:	SECTION 3.01 The Seller hereby represents and warrants to the Purchasers that:

(a) Constitución. El Vendedor es una sociedad debidamente constituida y existente bajo las leyes de México con el poder requerido para celebrar este Contrato y cumplir con sus obligaciones bajo el mismo.	(a) Organization. The Seller is a corporation duly organized and existing under the laws of Mexico with the requisite power to enter into this Agreement and to fulfill its obligations hereunder.

(b) Autoridad. El Vendedor tiene el derecho, poder y autoridad para firmar, otorgar y cumplir este Contrato y ha tomado todas las acciones corporativas requeridas para aprobar este Contrato. Este Contrato constituye una obligación válida y exigible del Vendedor ejecutable en su contra de conformidad con sus términos, excepto en la medida en que la ejecutabilidad pueda estar sujeta a quiebra, concurso mercantil y otras leyes de aplicación general relativas a o que afecten los derechos de los acreedores.	(b) Authority. The Seller has the right, power and authority to execute, deliver and perform this Agreement and has taken all required corporate actions to approve this Agreement. This Agreement constitutes a valid and binding obligation of the Seller enforceable against Seller in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights.

(c) Ausencia de Conflictos. La celebración de este Contrato por parte del Vendedor y el cumplimiento de todas sus obligaciones bajo el mismo no (i) violan o están en conflicto con los documentos corporativos del Vendedor o cualquier contrato o instrumento que le sea obligatorio; (ii) violan o entran en conflicto con cualquier ley, reglamento, regla,	(c) Absence of Conflicts. Seller’s entering into this Agreement and performing all of its obligations hereunder does not (i) violate or conflict with the governing documents of the Seller or any agreement or instrument binding on it; (ii) violate or conflict with any law, regulations, rule, judgment, order or the like applicable to the Seller; or (iii) require the consent or

sentencia, orden o similares aplicables al Vendedor; o (iii) requieren el consentimiento o aprobación de cualquier otra Persona (según aquí se define) o entidad, salvo por la Aprobación de CFC y la aprobación de los accionistas del Vendedor	approval of any other Person (as defined herein) or entity, except for the FCC Approval and the approval of the Seller’s shareholders.

(d) No Necesidad de Consentimiento de Acreedores. La firma, otorgamiento y cumplimiento de este Contrato por parte del Vendedor y la consumación de la Operación contemplada en el presente no (i) violarán, estarán en conflicto con o constituirán una violación o incumplimiento bajo cualesquiera de los Contratos de la Reestructura o el Contrato de Términos Comunes o (ii) requerirán el consentimiento, aprobación o autorización de, cualquier otra Persona o entidad, incluyendo cualquier Acreedor bajo los Contratos de la Reestructura y el Contrato de Términos, salvo por la Aprobación de CFC y la aprobación de los accionistas del Vendedor.	(d) No Need of Creditors’ Consent. The execution, delivery and performance of this Agreement by the Seller and the consummation of the Transaction contemplated hereby will not (i) violate, conflict with or constitute a breach or default under of any of the Restructuring Agreements or the Common Terms Agreement or (ii) require the consent, approval or authorization of, any other Person or entity, including any Creditor under the Restructuring Agreements and the Common Terms Agreement or otherwise, except for the FCC Approval and the approval of the Seller’s shareholders.

(e) Procedimientos Pendientes. No hay ninguna disputa, investigación, litigio u otro procedimiento pendiente o amenazas evidentes de ellos en contra del Vendedor que, si concluyen desfavorablemente, puedan afectar adversamente la capacidad del Vendedor de celebrar este Contrato o cumplir con sus obligaciones bajo el mismo.	(e) Pending Proceedings. There is no dispute, investigation, litigation or other proceeding pending or overtly threatened against the Seller that, if unfavorably concluded, would adversely affect the ability of the Seller to enter into this Agreement or to fulfill its obligations hereunder.

(f) Título sobre las Acciones. Sujeto a los términos y condiciones del presente, al Cierre, el Vendedor deberá haber transmitido al Comprador título bueno y válido sobre las Acciones libres de cualesquiera reclamaciones, gravámenes u otras obligaciones.	(f) Title to the Shares. Subject to the terms and conditions hereof, at Closing, the Seller shall deliver to the Purchaser good and valid title to the Shares free and clear of any claims, liens or other obligations.

SECCIÓN 3.02 Los Compradores en el presente declaran y garantizan al Vendedor que:	SECTION 3.02 The Purchasers hereby represent and warrant to the Seller that:

(a) Constitución. CVM es una sociedad debidamente constituida y existente bajo las leyes del Estado de California con el poder requerido para celebrar este Contrato y cumplir con sus obligaciones bajo el mismo,	(a) Organization. CVM is a corporation duly organized and existing under the laws of the State of California with the requisite power to enter into this Agreement and to fulfill its obligations hereunder, and

y CVMPS es una sociedad debidamente constituida y existente bajo las leyes de México con el poder requerido para celebrar este Contrato y cumplir con sus obligaciones bajo el mismo.	CVMPS is a corporation duly organized and existing under the laws of Mexico with the requisite power to enter into this Agreement and to fulfill its obligations hereunder.

(b) Autoridad. Cada una de CVM y CVMPS tiene el derecho, poder y autoridad para firmar, otorgar y cumplir este Contrato y ha tomado todas las acciones corporativas requeridas para aprobar este Contrato. Este Contrato constituye una obligación válida y exigible de CVM y CVMPS ejecutable en su contra de conformidad con sus términos, excepto en la medida en que la ejecutabilidad pueda estar sujeta a quiebra, concurso mercantil y otras leyes de aplicación general relativas a o que afecten los derechos de los acreedores.	(b) Authority. Each of CVM and CVMPS has the right, power and authority to execute, deliver and perform this Agreement and has taken all required corporate actions to approve this Agreement. This Agreement constitutes a valid and binding obligation upon CVM and CVMPS enforceable against each of them in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights.

(c) Ausencia de Conflictos. La celebración de este Contrato por parte de los Compradores y el cumplimiento de todas sus obligaciones bajo el mismo no (i) violan o están en conflicto con los documentos corporativos aplicables de CVM o CVMPS o cualquier contrato o instrumento que les sea obligatorio; (ii) violan o entran en conflicto con cualquier ley, reglamento, regla, sentencia, orden o similares aplicables a CVM o CVMPS; o (iii) requieren el consentimiento o aprobación de cualquier otra Persona o entidad, salvo por la Aprobación de CFC y la aprobación de los accionistas de los Compradores.	(c) Absence of Conflicts. Purchasers’ entering into this Agreement and performing all of their obligations hereunder does not (i) violate or conflict with the applicable governing documents of CVM or CVMPS or any agreement or instrument binding on either of them; (ii) violate or conflict with any law, regulations, rule, judgment, order or the like applicable to CVM or CVMPS; or (iii) require the consent or approval of any other Person or entity, except for FCC Approval and the approval of the Purchasers’ shareholders.

(d) Procedimientos Pendientes. No hay ninguna disputa, investigación, litigio u otro procedimiento pendiente o amenazas evidentes de ellos en contra de CVM o CVMPS que, si concluyen desfavorablemente, puedan afectar adversamente la capacidad de cualquiera de ellos de celebrar este Contrato o cumplir con sus obligaciones bajo el mismo.	(d) Pending Proceedings. There is no dispute, investigation, litigation or other proceeding pending or overtly threatened against CVM or CVMPS that, if unfavorably concluded, would adversely affect the ability of either of them to enter into this Agreement or to fulfill its obligations hereunder.

SECCIÓN 3.03 Otorgamiento de la Aprobación de CFC.	SECTION 3.03 Granting of the FCC Approval.

El Vendedor y los Compradores, tan pronto como sea posible, deberán cooperar entre sí a efecto de realizar las presentaciones necesarias y tomar todas las acciones razonables para la obtención de la Aprobación de CFC, así como para presentar cualquier información complementaria y razonable solicitada por la CFC (según aquí se define), en relación con la misma conforme a las Leyes Aplicables (según aquí se definen). Cualquiera de dichas acciones, presentaciones y la información complementaria serán tomadas y presentadas en cumplimiento con los requisitos de las Leyes Aplicables y de conformidad con los términos y condiciones convenidos por el Vendedor y los Compradores antes de la firma, realización y presentación de los mismos. El Vendedor y los Compradores se proporcionarán recíprocamente dicha información, cooperación y asistencia que sea razonablemente necesaria y que esté a su disposición que se solicite razonablemente en relación con la preparación de cualquier presentación de la solicitud de Aprobación de CFC. El Vendedor y los Compradores deberán cada uno (i) mantenerse informados del estatus de cualesquiera comunicaciones con y cualesquiera indagaciones o solicitudes de información adicional de la CFC; (ii) abstenerse a asistir a cualquier junta formal con la CFC sin darse aviso previo de dicha junta entre sí, y en la medida permitida por la CFC, sin dar la oportunidad de asistir a dicha junta; (iii) cumplir, con la autorización previa del Vendedor o de los Compradores, según sea el caso, con cualquier indagación o solicitud adicional; y (iv) proporcionar, con la autorización previa del Vendedor o de los Compradores, según sea el caso, cualquier información complementaria y razonable solicitada en relación con las presentaciones hechas conforme a las Leyes Aplicables. Toda dicha información complementaria deberá cumplir con los requisitos de las Leyes Aplicables. Para los propósitos de esta Sección 3.03 “acciones razonables” no deberán requerir (i) que los Compradores, cualquier Afiliada de los Compradores (según aquí se define) o la Compañía (A)	The Seller and the Purchasers shall, as promptly as practicable, cooperate with each other to carry out the necessary filings and submissions and take all reasonable actions for the obtainment of the FCC Approval, as well as submit any supplemental and reasonable information requested by the FCC (as defined herein), in connection therewith pursuant to Applicable Law (as defined herein). Any such actions, filings and submissions and supplemental information must be taken, carried out and submitted in compliance with the requirements of Applicable Law and pursuant to the terms and conditions agreed upon by the Seller and the Purchasers prior to the execution, realization and submission thereof. The Seller and the Purchasers shall furnish each other with the information, cooperation and assistance that is reasonably necessary and that is available to them as may be reasonably requested in connection with the preparation of any filing or submission of the FCC Approval application. The Seller and the Purchasers shall each (i) keep each other apprised of the status of any communications with and any inquiries or requests for additional information from the FCC; (ii) not attend any formal meeting with the FCC without giving prior notice of such meeting to each other and, to the extent permitted by the FCC, without providing the opportunity to attend such meeting; (iii) comply, with the prior authorization of the Seller or the Purchasers, as the case may be, with any such additional inquiry or request; and (iv) provide, with the prior authorization from the Seller or the Purchasers, as the case may be, any supplemental and reasonable information requested in connection with the filings made pursuant to Applicable Law. All such supplemental information shall meet the requirements of Applicable Law. For purposes of this Section 3.03 “reasonable actions” shall not require (i) the Purchasers, any Purchasers’ Affiliate (as defined herein) or the Company to (A) hold separate, sell, divest or dispose of any portion of its

mantenga separada, venda, desinvierta o disponga de cualquier parte de su negocio, cualquier línea de producto o cualquier parte de sus activos o de otra manera cambie o restrinja las actividades de los Compradores, cualquier Afiliada de los Compradores, o (B) gaste recursos sustanciales o incurra en cualquier otra barrera sustancial o (ii) que los Compradores o cualquier Afiliada de los Compradores, la Compañía o el Vendedor o cualquier Afiliada del Vendedor tome parte en un litigio para obtener la Aprobación de CFC.	business, any product line or any portion of its assets or otherwise change or restrict the activities of the Purchasers, any Purchasers’ Affiliate or the Company, or (B) expend any material funds or incur any other material burden or (ii) the Purchasers or any Purchasers’ Affiliate, the Company or the Seller or any Seller’s Affiliate to take part in litigation in order to obtain FCC Approval.

SECCIÓN 3.04 Cooperación Mutua. Las Partes deberán firmar y entregar los instrumentos y tomar otras acciones que puedan razonablemente ser requeridas para (i) cumplir con la intención y propósito de este Contrato y (ii) consumar la Operación.	SECTION 3.04 Mutual Cooperation. The Parties shall execute and deliver such instruments and take such other actions as may reasonably be required in order to (i) comply with the intent and purpose of this Agreement and (ii) consummate the Transaction.

Para los propósitos de esta Sección 3.04, “tomar otras acciones que puedan razonablemente ser requeridas” no deberán requerir (i) que los Compradores, cualquier Afiliada de los Compradores o la Compañía (A) mantenga separada, venda, desinvierta o disponga de cualquier parte de su negocio, cualquier línea de producto o cualquier parte de sus activos o de otra manera cambie o restrinja las actividades de los Compradores, cualquier Afiliada de los Compradores, o (B) gaste recursos sustanciales o incurra en cualquier otra barrera sustancial o (ii) que los Compradores o cualquier Afiliada de los Compradores, la Compañía o el Vendedor o cualquier Afiliada del Vendedor tome parte en un litigio para obtener la Aprobación de CFC.	For purposes of this Section 3.04, “such other actions as may be reasonably required” shall not require (i) the Purchasers, any Purchasers’ Affiliate or the Company to (A) hold separate, sell, divest or dispose of any portion of its business, any product line or any portion of its assets or otherwise change or restrict the activities of the Purchasers, any Purchasers’ Affiliate or the Company, or (B) expend any material funds or incur any other material burden or (ii) the Purchasers or any Purchasers’ Affiliate, the Company or Seller or any Seller’s Affiliate (as defined herein) to take part in litigation in order to obtain FCC Approval.

SECCIÓN 3.05 Ciertas Notificaciones. En todo momento antes de la Fecha de Cierre, (a) cada Parte deberá notificar oportunamente a todas las otras Partes por escrito: (i) cualquier aviso u otras comunicaciones de cualquier Persona que afirme que el consentimiento de dicha Persona es o puede ser requerido en relación con la Operación; (ii) cualquier aviso u otra comunicación de cualquier Autoridad	SECTION 3.05 Certain Notifications. At all times prior to the Closing Date, (a) each Party shall promptly notify all other Parties in writing of: (i) any notice or other communications from any Person alleging that the consent of such Person is or may be required in connection with the Transaction; (ii) any notice or other communication from any Governmental Authority (as defined herein) in connection

Gubernamental (según aquí se define) en relación con la Operación; y (iii) cualquier Procedimiento Legal (según aquí se define) iniciado o, según el conocimiento de dicha Parte, amenazado, que se relacione con la consumación de la Operación, y (b) cada Parte notificará oportunamente a las otras Partes por escrito cualquier hecho que se espere o se esperaría razonablemente resulte en la falta de cumplimiento o satisfacción de las obligaciones o condiciones suspensivas contenidas en las Secciones 4.01, 4.02 y 4.03 de este Contrato.	with the Transaction; and (iii) any Legal Proceeding (as defined herein) commenced or, to the knowledge of such Party, threatened that relates to the consummation of the Transaction, and (b) each Party shall promptly notify each other Parties in writing of the occurrence of any event that will or would reasonably be expected to result in the failure to comply with or satisfy the covenants or conditions precedent contained in Sections 4.01, 4.02 and 4.03 of this Agreement.

SECCIÓN 3.06 Divulgación. El Vendedor y los Compradores acuerdan que, en la fecha de este Contrato, el Vendedor y los Compradores estarán facultados a emitir un comunicado anunciando la Operación, en la forma adjunta al presente como Apéndice 3.06 y, si se considera conveniente, su respectiva traducción a otros idiomas. Ninguna divulgación pública o anuncio respecto a la Operación podrá ser emitido por cualquier Parte sin el consentimiento previo de las otras Partes, excepto cuando dicha divulgación o anuncio sea requerida por la Ley Aplicable o las reglas de la Comisión Nacional Bancaria y de Valores, la Bolsa Mexicana de Valores, S.A.B. de C.V. y/o el NASDAQ National Market System o la United States Securities and Exchange Commission.	SECTION 3.06. Disclosure. The Seller and the Purchasers agree that, on the date of this Agreement, the Seller and the Purchasers shall be entitled to issue a press release announcing the Transaction in the form attached hereto as Schedule 3.06 and, if considered advisable, its respective translation into other languages. No public release or announcement concerning the Transaction shall be issued by any Party without the prior consent of the other Parties, except as such release or announcement is required by Applicable Law or the rules of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and/or the NASDAQ National Market System or the United States Securities and Exchange Commission.

SECCIÓN 3.07 Terminación del JV. No obstante lo dispuesto en la Sección 9.3 (Supervivencia de Disposiciones) del JV, excepto por la Sección 10 (Confidencialidad) del JV que continuará surtiendo efectos por un plazo de 4 (cuatro) años, CCM y CVM reconocen bajo el presente y acuerdan dar por terminado el JV simultáneamente a la consumación del Cierre. Dicha obligación recíproca entre CCM y CVM únicamente será aplicable en el caso que se cierre la Operación de conformidad con los términos previstos y acordados en este Contrato.	SECTION 3.07 Termination of the JV. Notwithstanding Section 9.3 (Survival of Provisions) of the JV, except for Section 10 (Confidentiality) of the JV, which will continue in effect for a term of 4 (four) years, CCM and CVM hereby acknowledge and agree to terminate the JV at the same time when Closing is consummated. Such mutual obligation between CCM and CVM shall be only applicable in the event that the Transaction is closed in the terms provided for and agreed upon herein.

Adicionalmente, CCM y CVM renuncian a cualquier disposición del JV aplicable a la transmisión de las Acciones bajo este Contrato.	Additionally, CCM and CVM hereby waive any provision of the JV applicable to the transfer of the Shares under this Agreement.

ARTÍCULO IV	ARTICLE IV
Condiciones Suspensivas	Conditions Precedent (Condiciones Suspensivas)

SECCIÓN 4.01 Condiciones Suspensivas. Las obligaciones de las Partes de consumar la Operación en la Fecha de Cierre se sujetarán a la satisfacción y cumplimiento de las condiciones suspensivas siguientes en términos del Artículo 1939 del Código Civil Federal:	SECTION 4.01 Conditions Precedent. The obligations of the Parties to consummate the Transaction on the Closing Date shall be subject to the satisfaction of and compliance with the following conditions precedent (condiciones suspensivas) in the terms of Article 1939 of the Mexican Federal Civil Code:

(a) Todas las autorizaciones, consentimientos, órdenes o aprobaciones de; declaraciones o presentaciones a; o las expiraciones de los tiempos de espera impuestos por cualquier Autoridad Gubernamental necesarios para la consumación de la Operación contemplada en este Contrato, incluyendo la Aprobación de CFC deberán haber sido presentados, ocurrido, terminado u obtenidos;	(a) All authorizations, consents, orders, or approvals; declarations or filings with; or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the Transaction contemplated by this Agreement, including FCC Approval, shall have been filed, occurred, been terminated, or been obtained;

(b) Las resoluciones corporativas apropiadas deberán ser obtenidas de los Compradores, del Vendedor y de la Compañía.	(b) The appropriate corporate resolutions must be obtained from the Purchasers, the Seller and the Company.

SECCIÓN 4.02 Condiciones Suspensivas para las Obligaciones de los Compradores de Cerrar. Las obligaciones de los Compradores de consumar la Operación en la Fecha de Cierre se sujetarán a la satisfacción y cumplimiento de las condiciones suspensivas siguientes en términos del Artículo 1939 del Código Civil Federal:	SECTION 4.02 Conditions Precedent to the Purchasers’ Obligations to Close. The obligations of the Purchasers to consummate the Transaction on the Closing Date shall be subject to the satisfaction of and compliance with the following conditions precedent (condiciones suspensivas) in the terms of Article 1939 of the Mexican Federal Civil Code:

(a) Declaraciones y Garantías. Las declaraciones y garantías del Vendedor contenidas en este Contrato deberán ser verdaderas y correctas en todos los aspectos materiales en y a la Fecha de Cierre como si se hubieran hecho en y a la Fecha de Cierre.	(a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made at and as of the Closing Date.

(b) Cumplimento de las Obligaciones del Vendedor. El Vendedor deberá haber cumplido en todos los aspectos materiales todas sus obligaciones requeridas bajo este Contrato en o antes de la Fecha de Cierre.	(b) Performance of the Seller’s Obligations. The Seller shall have performed in all material respects all of its required obligations under this Agreement at or prior to the Closing Date.

(c) Certificado de Cierre. Los Compradores deberán haber recibido del Vendedor un certificado, fechado en la Fecha de Cierre, debidamente firmado por un funcionario autorizado del Vendedor, en forma satisfactoria para los Compradores y para los efectos de las Secciones 4.02 (a) y 4.02 (b) anteriores.	(c) Closing Certificate. The Purchasers shall have received from the Seller a certificate, dated on the Closing Date, duly executed by a duly authorized officer of the Seller, satisfactory in form to the Purchasers and to the effect of Sections 4.02 (a) and 4.02 (b) above.

SECCIÓN 4.03 Condiciones Suspensivas para las Obligaciones del Vendedor de Cerrar. Las obligaciones del Vendedor de consumar la Operación en la Fecha de Cierre se sujetarán a la satisfacción y cumplimiento de las condiciones suspensivas siguientes en términos del Artículo 1939 del Código Civil Federal:	SECTION 4.03 Conditions Precedent to the Seller’s Obligations to Close. The obligations of the Seller to consummate the Transaction on the Closing Date shall be subject to the satisfaction of and compliance with the following conditions precedent (condiciones suspensivas) in the terms of Article 1939 of the Mexican Federal Civil Code:

(a) Declaraciones y Garantías. Las declaraciones y garantías de los Compradores contenidas en este Contrato deberán ser verdaderas y correctas en todos los aspectos materiales en y a la Fecha de Cierre como si se hubieran hecho en y a la Fecha de Cierre.	(a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made at and as of the Closing Date.

(b) Cumplimento de las Obligaciones de los Compradores. Los Compradores deberán haber cumplido en todos los aspectos materiales todas sus obligaciones requeridas bajo este Contrato en o antes de la Fecha de Cierre.	(b) Performance of Obligations of the Purchasers. The Purchasers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Certificado de Cierre. El Vendedor deberá haber recibido de los Compradores un certificado, fechado en la Fecha de Cierre, debidamente firmado por un funcionario autorizado de los Compradores, en forma satisfactoria para el Vendedor y para los efectos de las Secciones 4.03 (a) y 4.03 (b) anteriores.	(c) Closing Certificate. The Seller shall have received from the Purchasers a certificate, dated on the Closing Date, duly executed by a duly authorized officer of the Purchasers, satisfactory in form to the Seller and to the effect of Sections 4.03 (a) and 4.03 (b) above.

SECCIÓN 4.04. Certificado Pre-Cierre.	SECTION 4.04 Pre-Closing Certificate.

(a) A más tardar a los 3 (tres) Días Hábiles posteriores a la fecha en que las condiciones establecidas en la Sección 4.01 de este Contrato hayan sido cumplidas, el Vendedor deberá entregar a los Compradores, con copia para Deutsche, un certificado debidamente emitido por un funcionario autorizado del Vendedor conforme al cual el Vendedor declare y manifieste que dichas condiciones han sido cumplidas y, en lo aplicable, deberán adjuntar la documentación de respaldo correspondiente en relación con las mismas (el “Certificado del Vendedor”); y	(a) No later than 3 (three) Business Days after the date on which the conditions set forth in Section 4.01 of this Agreement have been satisfied, the Seller shall deliver to the Purchasers, with a copy to Deutsche, a certificate duly issued by an authorized officer of the Seller under which the Seller represents and warrants that said conditions have been fulfilled and, as applicable, shall attach the corresponding supporting documentation in connection therewith (the “Seller’s Certificate”); and

(b) A más tardar en la Fecha de Cierre, los Compradores deberán entregar al Vendedor un certificado debidamente emitido por un funcionario autorizado de los Compradores, con copia para Deutsche, conforme al cual los Compradores declaren y manifiesten que dichas condiciones han sido cumplidas y, en lo aplicable, deberán adjuntar la documentación de respaldo correspondiente en relación con las mismas (el “Certificado de los Compradores”).	(b) No later than the Closing Date, the Purchasers shall deliver to the Seller a certificate duly issued by an authorized officer of the Purchasers, with a copy to Deutsche, under which each of the Purchasers represents and warrants that said conditions have been fulfilled and, as applicable, shall attach the corresponding supporting documentation in connection therewith (“Purchasers’ Certificate”).

ARTÍCULO V	ARTICLE V
Terminación del Contrato	Termination of the Agreement

SECCIÓN 5.01. Terminación. No obstante cualquier cosa en contrario establecida en el presente, este Contrato podrá darse por terminado y la Operación se considerará abandonada en cualquier momento antes del Cierre sin la necesidad de orden judicial:	SECTION 5.01 Termination of the Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the Transaction considered abandoned at any time prior to Closing without the need for court order:

(a) mediante consentimiento mutuo del Vendedor y los Compradores;	(a) upon the mutual written consent of the Seller and the Purchasers;

(b) por el Vendedor o los Compradores si el Cierre no ocurre en o antes de 90 (noventa) días naturales después de la firma	(b) by the Seller or the Purchasers if Closing does not occur on or prior to 90 (ninety) calendar days after the execution

de este Contrato por cualquier razón distinta a la no obtención de la Aprobación de CFC dentro de los 90 (noventa) días naturales siguientes a la firma de este Contrato, y si la Aprobación de CFC no se obtiene para esa fecha, el Vendedor podrá extender la fecha por 90 (noventa) Días Hábiles adicionales, en el entendido, sin embargo, que el derecho para terminar este Contrato bajo esta Sección 5.01 (b) no será aplicable para ninguna de las Partes si la Parte que lo pretende hacer valer incumple con cualquier obligación bajo este Contrato que haya causado, contribuido a o resultado en que el Cierre no haya ocurrido en o antes de dicha fecha;	of the Agreement for any reason other than the failure to obtain FCC Approval by 90 (ninety) calendar days after the execution of this Agreement, and if the FCC Approval is not obtained by that date, the Seller may extend the date for an additional 90 (ninety) Business Days, provided, however, that the right to terminate this Agreement under this Section 5.01 (b) shall not be available to any Party if the Party who intends to fails to fulfill any obligation under this Agreement that has caused, contributed to, or resulted in the failure of the Closing to occur on or before such date.

(c) por el Vendedor o los Compradores si existiere alguna ley o reglamento que hagan ilegal la consumación de la Operación contemplada en este Contrato, o si cualquier juicio, medida cautelar, orden o decreto que impida al Vendedor o a los Compradores consumar la Operación contemplada en el presente entra en vigor y dicho juicio, medida cautelar, orden o decreto se convierte en final y no apelable, en el entendido, sin embargo que el derecho de terminar este Contrato bajo esta Sección 5.01 (c) no estará disponible para el Vendedor si el Vendedor ha incumplido sus obligaciones bajo la Sección 3.03 (a) en cualquier manera sustancial, y en el entendido, además, que el derecho de terminar este Contrato bajo esta Sección 5.01 (c) no estará disponible para los Compradores si los Compradores han incumplido sus obligaciones bajo la Sección 3.03 (a) en cualquier manera sustancial;	(c) by the Seller or the Purchasers if there shall be any law or regulation that makes consummation of the Transaction contemplated herein illegal or if any judgment, injunction, order or decree enjoining the Seller or the Purchasers from consummating the Transaction contemplated herein is entered into and such judgment, injunction, order or decree shall become final and nonappealable, provided, however, that the right to terminate this Agreement under this Section 5.01 (c) shall not be available to the Seller if the Seller has breached its obligations under Section 3.03 (a) in any material respect, and provided, further, that the right to terminate this Agreement under this Section 5.01 (c) shall not be available to the Purchasers if the Purchasers have breached their obligations under Section 3.03 (a) in any material respect;

(d) por el Vendedor en el evento de un incumplimiento material de los Compradores de cualquier declaración, garantía o acuerdo contenido en el presente que no sea subsanado o no sea subsanable por el Comprador correspondiente dentro de 10 (diez) Días Hábiles después de que el Vendedor entregue notificación por escrito a los Compradores en relación con el incumplimiento material;	(d) by the Seller in the event of a material breach by a Purchaser of any representation, warranty or agreement contained herein that has not been cured or is not curable by the applicable Purchaser within 10 (ten) Business Days after the Seller gives written notice to the Purchasers regarding the material breach;

(e) por los Compradores en el caso de un incumplimiento material del Vendedor o cualquier declaración, garantía o acuerdo contenido en el presente que no haya sido subsanado o no sea subsanable por el Vendedor dentro de los 10 (diez) Días Hábiles después de que los Compradores entreguen notificación por escrito al Vendedor en relación con el incumplimiento material.	(e) by the Purchasers in the event of a material breach by the Seller of any representation, warranty or agreement contained herein that has not been cured or is not curable by the Seller within 10 (ten) Business Days after the Purchasers give written notice to the Seller regarding the material breach.

SECCIÓN 5.02 Efectos de la Terminación.	SECTION 5.02 Effect of Termination.

Si este Contrato es terminado como se describe en la Sección 5.01 anterior, este Contrato no tendrá fuerza y efecto posteriores, excepto por la Sección 3.06 (Divulgación), la Sección 6.15 (Legislación Aplicable) y la Sección 6.16 (Arbitraje), que seguirán en pleno vigor y efecto, y las Partes seguirán siendo responsables conforme al presente y en la medida aquí indicada, en la inteligencia que ninguna terminación de este Contrato de conformidad con las disposiciones de la Sección 5.01 liberará a cualquiera de las Partes de responsabilidad por una violación de, u omisión de, cumplir con cualquier disposición de este Contrato que tenga lugar antes de dicha terminación.	If this Agreement is terminated as described in Section 5.01 above, this Agreement shall have no further force or effect, except with respect to Section 3.06 (Disclosure), Section 6.15 (Governing Law), and Section 6.16 (Arbitration); which shall each remain in full force and effect, and the Parties shall remain liable hereunder to the extent indicated herein, provided that no termination of this Agreement pursuant to the provisions of Section 5.01 shall relieve any Party of liability for a breach of or failure to perform any provision of this Agreement occurring prior to such termination.

ARTÍCULO VI Misceláneo	ARTICLE VI Miscellaneous

SECCIÓN 6.01 No Competencia. Ni el Vendedor ni cualesquiera de las Afiliadas del Vendedor (según aquí se define) deberán directa o indirectamente ser propietarias, operar, actuar en, controlar, participar en, invertir en, consultar con, administrar, licenciar o asistir a cualquier negocio que participe en las operaciones de un club de precios con membresía (distinta a la Compañía o a cualquiera de sus Afiliadas (según aquí se define)) por un periodo desde la Fecha de Cierre hasta el 4º (cuarto) aniversario de la Fecha de Cierre. Si hay un Cambio de Control del Vendedor (según aquí se define), las Afiliadas del Vendedor, incluyendo al Vendedor, podrán directa o indirectamente ser propietarias, operar, actuar en, controlar, participar en, invertir en, consultar con, administrar, licenciar o asistir	SECTION 6.01 Non-Competition. Neither the Seller nor any of the Seller’s Affiliates (as defined herein) shall directly or indirectly own, operate, engage in, control, participate in, invest in, consult with, manage, license or assist any business participating in membership warehouse club operations (other than the Company or any of its Affiliates (as defined herein)) for a period from the Closing Date through the 4th (fourth) anniversary of the Closing Date. If there is a Change in Control of the Seller (as defined herein), the Seller’s Affiliates, including the Seller, may directly or indirectly own, operate, engage in, control, participate in, invest in, consult with, manage, license or assist any business of the Seller’s Affiliates or the Seller participating in the membership a cualquier negocio del Vendedor o de las Afiliadas del Vendedor que participe en las operaciones de un club de precios con membresía, pero solamente en tanto funcionarios y consejeros actuales o anteriores del Vendedor o de las Afiliadas del Vendedor a los que se les proporcionó antes de la Fecha de Cierre material e información confidencial competitivamente sensible y estratégica, de mercadeo u operaciones de la Compañía que continúe siendo confidencial se excluyan de la participación en las operaciones de un club de precios con membresía del Vendedor de las Afiliadas del Vendedor; en el entendido sin embargo, que la referencia a anteriores funcionarios no deberá incluir a funcionarios que han dejado el empleo con el Vendedor antes del 13 de junio de 2012. Para efectos de este Contrato, el término “negocio que participe en las operaciones de un club de precios con membresía” significa cualquier negociación mercantil que utilice 4,000 (cuatro mil) metros cuadrados o más en una sola ubicación que sea operada con membresía y que venda comida y artículos no comestibles a través de una caja central.

Sin perjuicio de lo anterior, esta disposición de no competencia no deberá ser aplicable al Vendedor o a cualesquiera de las Afiliadas del Vendedor (i) respecto de cualesquiera inversiones pasivas/económicas o participaciones accionarias que representen no más del 10% (diez por ciento) del capital social de otros negocios que participen directa o indirectamente en las operaciones de un club de precios con membresía, siempre y cuando ni el Vendedor ni las Afiliadas del Vendedor participen en la toma de decisiones de los mismos; y (ii) con respecto a cualesquiera de las participaciones financieras del Vendedor o de las Afiliadas del Vendedor en inversiones inmobiliarias que tengan alguna relación con un club de precios con membresía; en el entendido, sin embargo que con respecto de las excepciones (i) y (ii) que la Información Confidencial (según se define en el JV) de la Compañía se utilice o se considere directa o warehouse club operations, but only so long as then current and former officers and directors of the Seller and the Seller’s Affiliates who were provided prior to the Closing Date with material and confidential, competitively sensitive strategic, marketing or operational information of the Company that continues to be confidential are excluded from involvement in the membership warehouse club business of the Seller or the Seller’s Affiliates; provided however, that reference to former officers shall not include officers who have left the employ of the Seller prior to June 13, 2012. For the purpose of this Agreement, the term “business participating in membership warehouse club operations” means any merchandising business utilizing 4,000 (four thousand) square meters or more in a single location that is operated with membership and that sells food and non-food items through a central check-out.

Notwithstanding the foregoing, this non-compete provision shall not apply to any of the Seller or Seller’s Affiliates (i) with respect to any passive/economic investments or equity interests that represent no more than 10% (ten percent) of the corporate capital of other businesses that participate directly or indirectly in a membership warehouse club operation, provided that neither the Seller nor the Seller’s Affiliates participate in any decision making thereof, and (ii) with respect to any of the Sellers or Seller’s Affiliates’ financial participation in real estate investments that have any relation with a membership warehouse club, provided, however, that with respect to exceptions (i) and (ii) that no Confidential Information (as defined by the JV) of the Company be used or relied upon directly or indirectly by the Seller or any of the Seller’s Affiliates in connection with the activities described as such exceptions.

indirectamente por el Vendedor o cualesquiera de las Afiliadas del Vendedor en relación con las actividades descritas en dichas excepciones.

SECCIÓN 6.02 No Ofrecimiento.

(a) Sin la previa autorización escrita de la Compañía, por un periodo de 5 (cinco) años siguientes a la Fecha de Cierre, el Vendedor y cualquier Afiliada del Vendedor no deberán en lo individual o en combinación con cualquier otra Persona (i) inducir o tratar de inducir a cualquier funcionario, gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía de la Compañía para dejar el empleo de o cualquier posición en la Compañía o en cualquier Subsidiaria relacionada o de cualquier manera interferir con la relación entre la Compañía o cualquier Subsidiaria relacionada y dicho funcionario, gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía; (ii) contratar a cualquier funcionario, gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía de la Compañía o cualquier Subsidiaria relacionada directamente o a través de otra Persona; o (iii) ofrecer una posición a cualquier funcionario, gerente general de bodega, gerente general de mercancía y gerente general adjunto de mercancía de la Compañía o de cualquier Subsidiaria relacionada directamente o a través de otra Persona.

SECTION 6.02 Non-Solicitation.

(a) Without the written permission of the Company, for a period of 5 (five) years following the Closing Date, the Seller and any Seller’s Affiliate shall not alone or in combination with any other Person (i) induce or attempt to induce any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Company to leave the employ of or any position in the Company or in any related Subsidiary or in any way interfere with the relationship between the Company or any related Subsidiary and such employee or officer; (ii) hire any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Company or any related Subsidiary directly or through another Person; or (iii) offer a position to any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Company or any related Subsidiary directly or through another Person.

(b) Sin la previa autorización escrita del Vendedor, por un periodo de 5 (cinco) años siguientes a la Fecha de Cierre, los Compradores y cualquier Afiliada de los Compradores no deberán en lo individual o en combinación con cualquier otra Persona (i) inducir o tratar de inducir a cualquier funcionario, gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía del Vendedor	(b) Without the written permission of the Seller for a period of 5 (five) years following the Closing Date, the Purchasers and any Purchasers’ Affiliate shall not alone or in combination with any other Person (i) induce or attempt to induce any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Seller to leave the employ of or any

para dejar el empleo de o cualquier posición en el Vendedor o en cualquier Subsidiaria relacionada o de cualquier manera interferir con la relación entre el Vendedor o cualquier Subsidiaria relacionada y dicho funcionario; gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía (ii) contratar a cualquier funcionario; gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía del Vendedor o cualquier Subsidiaria relacionada directamente o a través de otra Persona; o (iii) ofrecer una posición a cualquier funcionario; gerente general de bodega, gerente general de mercancía o gerente general adjunto de mercancía del Vendedor o de cualquier Subsidiaria relacionada directamente o a través de otra Persona.	position in the Seller or in any related Subsidiary or in any way interfere with the relationship between the Seller or any related Subsidiary and such officer, warehouse general manager, general merchandise manager or assistant general merchandise manager; (ii) hire any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Seller or any related Subsidiary directly or through another Person; or (iii) offer a position to any officer, warehouse general manager, general merchandise manager or assistant general merchandise manager of the Seller or any related Subsidiary directly or through another Person.

Sección 6.03 Devolución de Información Confidencial. El uso y devolución de la Información Confidencial estarán sujetos a la Sección 10 (Confidencialidad) del JV por el plazo al que se refiere la Sección 3.07 de este Contrato con los siguientes cambios: (a) en vez de devolver la Información Confidencial, en la Fecha de Cierre, cualquiera de las Partes podrá entregar a las otras un certificado debidamente firmado y emitido por su director de finanzas, certificando que la Información Confidencial en su posesión ha sido destruida y (b) la devolución o destrucción de la Información Confidencial no será obligatoria en la medida que la retención por la Parte que la posea se requiera por ley, siempre y cuando la Parte destruya o devuelva la Información Confidencial cuando expire el periodo legal prescrito para la retención.	Section 6.03 Return of Confidential Information. Use and return of Confidential Information shall be governed by Section 10 (Confidentiality) of the JV for the term referred in Section 3.07 of this Agreement, with the following revisions: (a) in lieu of returning Confidential Information, on the Closing Date, either Party may deliver to the others a duly signed certificate issued by its chief financial officer certifying that Confidential Information in its possession has been destroyed, and (b) the return or destruction of Confidential Information shall not be required to the extent retention by the possessing Party is required by law, provided that the Party destroys or returns the information when the prescribed legal retention period has elapsed.

Sección 6.04 Gastos y Cuotas. Cada uno del Vendedor y los Compradores será responsable de pagar todos y cada uno de sus honorarios y gastos en relación con la celebración de este Contrato y la consumación de la Operación, incluyendo pero no limitado a todos los honorarios y gastos de Deutsche, asesores externos y abogados.	Section 6.04 Fees and Expenses. Each of the Seller and the Purchasers shall be responsible for paying its own fees and expenses with respect to the execution of this Agreement and the consummation of the Transaction, including, without limitation, all the fees and expenses of Deutsche, external consultants and counsel.

SECCIÓN 6.05 Reformas y Modificaciones. Este Contrato podrá ser reformado, modificado y suplementado en todos y cualesquiera aspectos, pero únicamente mediante instrumento por escrito firmado por todas las Partes del presente, que establezca expresamente que dicho instrumento pretende reformar, modificar o suplementar este Contrato.	SECTION 6.05 Amendments and Modifications. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the Parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

SECCIÓN 6.06 Cesión. Este Contrato y los derechos y obligaciones conforme al mismo no podrán ser cedidos ni transferidos por cualquier Parte sin el previo consentimiento por escrito de las otras Partes del presente. Cualquier cesión que no cumpla con lo anterior será inválida.	SECTION 6.06 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Parties hereto. Any assignment so attempted shall be void.

SECCIÓN 6.07 Renuncia. Cualquiera de las obligaciones contenidas en el presente Contrato podrá ser renunciada mediante el consentimiento expreso de los Compradores y del Vendedor, debidamente otorgado y/o firmado por los representantes legales o apoderados correspondientes debidamente facultados para firmar y otorgar esa clase de documentos.	SECTION 6.07 Waiver. Any of the obligations contained herein may be waived given the express written consent of the Seller and the Purchasers, which must be duly executed and/or signed by a legal representative(s) or attorney(s)-in-fact duly authorized to sign and grant such documents.

SECCIÓN 6.08 Notificaciones. Todas las notificaciones u otras comunicaciones requeridas o permitidas ser entregadas por el presente serán hechas por escrito y entregadas personalmente o por facsímile o enviadas por correo prepagado, por correo exprés registrado o certificado o por servicio de mensajería nocturno y se tendrá por dada cuando sea entregada personalmente, o facsímile, o si fue por correo, 3 (tres) días naturales posteriores a su envío (1 (un) Día Hábil en caso de correo exprés o servicio de mensajero nocturno), como sigue:	SECTION 6.08 Notices. All notices or other communications required or permitted to be given hereunder shall be issued in writing and shall be delivered by hand, sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, 3 (three) calendar days after mailing (1 (one) Business Day in the case of express mail or overnight courier service), as follows:

(i) Si al Vendedor	(i) If to the Seller:

CONTROLADORA COMERCIAL MEXICANA, S.A.B. DE C.V.	CONTROLADORA COMERCIAL MEXICANA, S.A.B. DE C.V.

Atención: Director de Finanzas y Director Jurídico

Dirección: Avenida Revolución 780, Módulo 2,

Col. San Juan,

03730, México, D.F., México.

Teléfono: +(52 55) 5270-9315

Fax: +(52 55) 5270-9302

E-mail: josecalvillo@comerci.com.mx y rgarcia@comerci.com.mx

Attention: Chief Financial Officer and General Counsel

Address: Avenida Revolución 780, Módulo 2,

Col. San Juan,

03730, México, D.F., Mexico

Telephone: +(52 55) 5270-9315

Fax: +(52 55) 5270-9302

E-mail: josecalvillo@comerci.com.mx and rgarcia@comerci.com.mx

con copia para:	with copy to:

SANTAMARINA Y STETA, S.C.	SANTAMARINA Y STETA, S.C.

Atención: Lics. Alberto Saavedra Olavarrieta y Alfonso Castro Díaz Dirección: Campos Elíseos No. 345, Pisos 2, 3 y 11, Col. Chapultepec Polanco, 11560, México D.F., México	Attention: Messrs. Alberto Saavedra Olavarrieta and Alfonso Castro Díaz Address: Campos Elíseos No. 345, Pisos 2, 3 y 11, Col. Chapultepec Polanco, 11560, Mexico D.F., Mexico

(ii) Si a los Compradores:	(ii) If to the Purchasers:

COSTCO VENTURE MEXICO	COSTCO VENTURE MEXICO

Atención: Director Jurídico Dirección: 999 Lake Drive Issaquah, WA 98027, E.U.A. Teléfono: +1 (425) 313 6114 Fax: +1 (425) 313 8114 E-mail: rolin@costco.com	Attention: General Counsel Address: 999 Lake Drive Issaquah, WA 98027, U.S.A. Telephone: +1 (425) 313 6114 Fax: +1 (425) 313 8114 E-mail: rolin@costco.com

CVM PURCHASING SUBSIDIARY, S.A. DE C.V.	CVM PURCHASING SUBSIDIARY, S.A. DE C.V.

Atención: Director de Finanzas

Dirección: Blvd. Magnocentro No. 4 ,Colonia San Fernando la Herradura

52765 Huixquilucan, Estado de México

Teléfono: +(52 55) 5246-5660

Fax: +(52 55) 5246-5612

E-mail: mtalayerog@costco.com.mx

Attention: Director de Finanzas

Address: Blvd. Magnocentro No. 4, Colonia San Fernando la Herradura

52765 Huixquilucan, Estado de Mexico

Telephone: +(52 55) 5246-5660

Fax: +(52 55) 5246-5612

E-mail: mtalayerog@costco.com.mx

con copia para:	with copy to:

CAPÍN, CALDERÓN, RAMÍREZ Y GUTIÉRREZ-AZPE, S.C.	CAPÍN, CALDERÓN, RAMÍREZ Y GUTIÉRREZ-AZPE, S.C.

Atención: Enrique Ramírez Ramírez Dirección: Galileo No. 55 1er piso Col. Polanco 11560, México, D.F., México Teléfono: +(52 55) 5280-9193 Fax: +(52 55) 5281-0851 E-mail: enrique.ramirez@ccrga.com	Attention: Enrique Ramírez Ramírez Address: Galileo No. 55 1er piso Col. Polanco 11560, México, D.F., México Telephone: +(52 55) 5280-9193 Fax: +(52 55) 5281-0851 E-mail: enrique.ramirez@ccrga.com

(iii) Si a la Compañía:	(iii) If to the Company:

COSTCO DE MÉXICO, S.A. DE C.V.	COSTCO DE MÉXICO, S.A. DE C.V.

Atención: Director de Finanzas

Dirección: Blvd. Magnocentro No. 4 ,Colonia San Fernando la Herradura

52765 Huixquilucan, Estado de México

Teléfono: +(52 55) 5246-5660

Fax: +(52 55) 5246-5612

E-mail: mtalayerog@costco.com.mx

Attention: Director de Finanzas

Address: Blvd. Magnocentro No. 4,

Colonia San Fernando la Herradura

52765 Huixquilucan, Estado de Mexico

Telephone: +(52 55) 5246-5660

Fax: +(52 55) 5246-5612

E-mail: mtalayerog@costco.com.mx

(iv) Si a Deutsche:	(iv) If to Deutsche:

DEUTSCHE BANK MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA	DEUTSCHE BANK MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA

Atención: Alonso Rojas Dingler

Dirección: Blvd. Manuel Avila Camacho 40, Piso 17

Col. Lomas de Chapultepec, C.P. 11000

Distrito Federal, México

Teléfono: +52 (55) 52018000

Fax: +52 (55) 52018144

E-mail: gerardo.sainz@db.com y alonso.rojas@db.com

Attention: Alonso Rojas Dingler

Address: Blvd. Manuel Avila Camacho 40, 17th floor

Col. Lomas de Chapultepec, C.P. 11000

Distrito Federal, Mexico

Telephone: +52 (55) 52018000

Fax: +52 (55) 52018144

E-mail: gerardo.sainz@db.com and alonso.rojas@db.com

SECCIÓN 6.09 Términos Definidos.	SECTION 6.09 Defined Terms.

“Afiliada” significa, con respecto a cualquier Persona específica, cualquier otra Persona que, en la fecha de determinación, directa o indirectamente a través de uno o más intermediarios, controle, sea controlada por o esté bajo el control común con dicha Persona específica.	“Affiliate” shall mean, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such specified Person.

“Contrato” significa, este Contrato de Compraventa de Acciones, en conjunto con los apéndices, anexos y cualesquier otras modificaciones al presente de tiempo en tiempo.	“Agreement” shall mean this Stock Purchase Agreement, together with the schedules, exhibits and any amendments hereto from time to time.

“Ley Aplicable” significa, con respecto a cualquier Persona en el presente y futuro, todas las (a) leyes, reglas, convenciones, tratados, códigos, reglas, reglamentos,	“Applicable Law” shall mean, with respect to any Person, all present and future (a) statutes, laws, rules, conventions, treaties, codes, rules, regulations, ordinances,

ordenanzas, órdenes o Normas Oficiales Mexicanas emitidos por cualquier Autoridad y (b) órdenes, decisiones, mandatos, juicios, sentencias, laudos interpretaciones administrativas y decretos presentes y futuros emitidos por o acuerdos celebrados con cualquier Autoridad Gubernamental, aplicables a dicha Persona, sus negocios o cualquiera de sus bienes o activos.	orders or Mexican official standards (Normas Oficiales Mexicanas or NOMs, per its acronym in Spanish) issued by any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards, administrative interpretations and decrees issued by or agreements with any Governmental Authority applicable to such Person, his/her/its business or any of his/her/its properties or assets.

“Día Hábil” significa un día que no sea sábado, domingo o cualquier otro día en que la Ley Aplicable autorice o requiera que los bancos comerciales en México cierren.	“Business Day” shall mean a day other than Saturday, Sunday or any other day when commercial banks in Mexico are authorized or required by Applicable Law to close.

“CCM” o “Vendedor” significa Controladora Comercial Mexicana, S.A.B. de C.V.	“CCM” or “Seller” shall mean Controladora Comercial Mexicana, S.A.B. de C.V.

“Cambio de Control del Vendedor” significa el momento en que una “persona” o “grupo” (dentro del significado de las Secciones 13(d) y 14(d)(2) de la U.S. Securities Exchange Act of 1934, según se haya modificado) se convierta en el “propietario beneficiario”, directa o indirectamente, de acciones del Vendedor representando más del 50% (cincuenta por ciento) del total del poder de voto del total de las acciones del Vendedor en una base totalmente diluida y (a) dicho propietario beneficiario tenga el derecho bajo la Ley Aplicable de ejercer el poder de voto de dichas acciones o (b) dicho propietario beneficiario tenga el derecho de elegir más consejeros que los Tenedores Permitidos (según aquí se define) y sus Afiliadas en dicha fecha. Para efectos de esta definición un “propietario beneficiario” deberá tener tanto el poder de voto (que significa el poder de votar o de dirigir el voto de un título valor), y el poder de inversión (que significa la titularidad económica, incluyendo el poder de disponer o dirigir la disposición de un título valor). Las transmisiones entre los Tenedores Permitidos no deberán constituir un “Cambio en el Control del Vendedor”).	“Change in Control of the Seller” means such time as a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended) becomes the “beneficial owner”, directly or indirectly, of shares of the Seller representing more than 50% (fifty percent) of the total voting power of the total shares of the Seller on a fully diluted basis and (a) such beneficial owner has the right under Applicable Law to exercise the voting power of such shares or (b) such beneficial owner has the right to elect more directors than the Permitted Holders (as defined herein) and their Affiliates on such date. For purposes of this definition a “beneficial owner” shall require having both voting power (which means the power to vote, or to direct the voting of, a security), and investment power (which shall mean economic ownership, including the power to dispose, or to direct the disposition of, a security). Transfers between and among Permitted Holders shall not constitute a “Change in Control of the Seller.”

“Cierre” tendrá el significado atribuido en la Sección 2.01.	“Closing” shall have the meaning set forth in Section 2.01.

“Fecha de Cierre” tendrá el significado atribuido en la Sección 2.01.	“Closing Date” shall have the meaning set forth in Section 2.01.

“Compañía” o “Costco” significa Costco de México, S.A. de C.V.	“Company” or “Costco” shall mean Costco de México, S.A. de C.V.

“Contrato de Términos Comunes” significa el contrato celebrado con fecha 10 de diciembre de 2010 por y entre CCM y ciertos Acreedores para establecer y acordar, entre otros asuntos, ciertos términos y disposiciones uniformes, en relación con el pasivo adeudado a los Acreedores, entre otros asuntos.	“Common Terms Agreement” shall mean the agreement dated December 10, 2010 and executed by and among CCM and certain Creditors in order to provide and agree upon certain terms and uniform provisions connected with the debt owed to the Creditors, among other matters.

“Costco Wholesale Corporation” significa Costco Wholesale Corporation, una sociedad constituida bajo las leyes del Estado de Washington, Estados Unidos de América, como el causahabiente de los intereses de Price/Costco, Inc.	“Costco Wholesale Corporation” shall mean Costco Wholesale Corporation, a corporation organized under the laws of the State of Washington, United States of America, as the successor in interest to Price/Costco, Inc.

“Acreedores” significa cada acreedor que forma parte de cada uno de los Contratos de la Reestructura y el Contrato de Términos Comunes.	“Creditors” shall mean each creditor who is party to each Restructuring Agreement and the Common Terms Agreement.

“Consentimiento de los Acreedores” significa el consentimiento/renuncia por escrito que en su caso fuere otorgada por los Acreedores de así preverlo el Contrato de Términos Comunes.	“Creditors’ Consent” shall mean a written consent/waiver that may be granted, as the case may be, by the Creditors pursuant to the Common Terms Agreement.

“CVM” significa Costco Venture Mexico.	“CVM” shall mean Costco Venture Mexico.

“CVMPS” significa CVM Purchasing Subsidiary, S.A. de C.V.	“CVMPS” shall mean CVM Purchasing Subsidiary, S.A. de C.V.

“CFC” significa la Comisión Federal de Competencia y cualquier Autoridad Gubernamental que la suceda.	“FCC” shall mean the Mexican Antitrust Commission (Comisión Federal de Competencia) and any Governmental Authority that replaces it.

“Aprobación de CFC” significa la resolución incondicional y favorable por escrito, emitida por la CFC, o que se considere, conforme a la Ley Aplicable, que será emitida o ha sido emitida por la CFC con respecto a la Operación.	“FCC Approval” shall mean the unconditional and favorable written resolution issued by the FCC or deemed under Applicable Law to be issued or have been issued by the FCC with respect to the Transaction.

“Autoridad Gubernamental” significa cualquier gobierno soberano mexicano y/o de los E.U.A. o cualquier subdivisión política del mismo, ya sea federal, estatal, local, municipal o cualquier órgano legislativo o judicial, y cualquier agencia, autoridad, dependencia gubernamental, órgano regulador, tribunal, banco central u otra entidad que ejerza facultades o funciones ejecutivas, legislativas, judiciales, fiscales, reguladoras o administrativas de o relativas al gobierno.	“Governmental Authority” shall mean any Mexican and/or U.S. sovereign government or any political subdivision thereof, whether federal, state, or local or municipal; any legislative or judicial body; and any agency, authority, government instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, tax, regulatory or administrative powers or functions of or pertaining to government.

“Reglas de la CCI” tendrá el significado atribuido en la Sección 6.16(a).	“ICC Rules” shall have the meaning set forth in Section 6.16(a).

“JV” tendrá el significado atribuido en los Antecedentes de este Contrato.	“JV” shall have the meaning set forth in the Background of this Agreement.

“Procedimiento Legal” significa cualquier acción, causa de acción, reclamación, demanda, juicio, procedimiento, auditoría, indagación o investigación de cualquier naturaleza, ya sea civil, penal, administrativa, regulatoria o de otro tipo, pendiente o amenazada, por o ante cualquier Autoridad Gubernamental.	“Legal Proceeding” shall mean any action, cause of action, claim, demand, suit, proceeding, audit, inquiry or investigation of any nature, whether civil, criminal, administrative, regulatory or otherwise, that is pending or threatened by or before any Governmental Authority.

“México” significa los Estados Unidos Mexicanos.	“Mexico” shall mean the United Mexican States.

“Partes” tendrá el significado establecido en el preámbulo de este Contrato.	“Parties” shall have the meaning set forth in the preamble of this Agreement.

“Tenedores Permitidos” significa (a) Carlos González Zabalegui, Jaime González Nova y Guillermo González Nova, (b) cualquier padre o madre, hermano o hermana, hijo, nieto, sobrina, sobrino o primo de alguno de los individuos nombrados en el párrafo (a), (c) el esposo o exesposo de cualquiera de los individuos nombrados en el párrafo (a) o (b), (d) los descendientes en línea recta de cualquiera de las personas nombradas en los párrafos (a) a (c) y el esposo o exesposos de cualquiera de dichos descendientes en línea recta, (e) la sucesión o cualquier tutor, curador u otro	“Permitted Holders” means (a) Carlos González Zabalegui, Jaime González Nova and Guillermo González Nova, (b) any parent, brother or sister, child, grandchild, niece, nephew or cousin of one of the individuals named in paragraph (a), (c) the spouse or former spouse of any individual named in paragraph (a) or (b), (d) the lineal descendants of any person named in paragraphs (a) through (c) and the spouse or former spouse of any such lineal descendant, (e) the estate or any guardian, custodian or other legal representative of any individual named in

representante legal de los individuos nombrados en los párrafos (a) a (d), (f) cualquier fideicomiso establecido solamente para el beneficio de cualquiera de uno o más de los individuos (a) a (d), y (g) cualquier Persona cuyo capital social total sea propiedad directa o indirectamente de uno o más de las Personas nombradas en los párrafos (a) a (f).	paragraphs (a) through (d), (f) any trust established solely for the benefit of any one or more of the individuals named in paragraphs (a) through (d), and (g) any Person in which all of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in paragraphs (a) through (f).

“Persona” significa una persona física, sociedad, corporación, sociedad anónima, asociación, sociedad de responsabilidad limitada, asociación en participación, fideicomiso (cuando aplique), Autoridad Gubernamental o cualquier otra entidad u organización con personalidad reconocida y existente conforme a la Ley Aplicable.	“Person” shall mean a natural person, partnership, corporation, business corporation, association, limited liability company, joint stock company, trust (when applicable), Governmental Authority or any other entity or organization with recognized authority and existing in accordance with Applicable Law.

“Pesos” o “MXN$” significa la moneda de curso legal de México.	“Pesos” or “MXN$” shall mean the lawful currency of Mexico.

“Precio de Compra” tendrá el significado atribuido en la Sección 1.02.	“Purchase Price” shall have the meaning set forth in Section 1.02.

“Compradores” significa CVM y CVMPS.	“Purchasers” shall mean CVM and CVMPS.

“Afiliadas de los Compradores” Cualquier subsidiaria, afiliada, matriz u otra entidad que controle, sea controlada por o esté bajo el control común con los Compradores, incluyendo los accionistas que controlen, funcionarios y directores o cualquiera de los anteriores.	“Purchasers’ Affiliate” Any subsidiary, affiliate, parent or other entity that controls, is controlled by or is under common control with the Purchasers, including the controlling shareholders, officers and directors of any of the above.

“Resoluciones Corporativas de los Compradores” significa las resoluciones de la asamblea general de accionistas y/o sesión del consejo de administración o consentimientos del consejo de administración de los Compradores, como fuere requerido, que necesite aprobar la Operación.	“Purchasers’ Corporate Resolutions” shall mean the resolutions of the general shareholders’ meeting and/or the board of directors meeting or consents of the board of directors of the Purchasers, as required, which must approve the Transaction.

“Certificado de los Compradores” tendrá el significado atribuido en la Sección 4.04 (b).	“Purchasers’ Certificate” shall have the meaning set forth in Section 4.04 (b).

“Contratos de la Reestructura” significa junto con el Fideicomiso, el Contrato de Términos Comunes y todos aquellos contratos celebrados por CCM y los Acreedores, a efecto de intercambiar y reestructurar los pasivos adeudados a los Acreedores.	“Restructuring Agreements” shall mean with the Trust, the Common Terms Agreement and all the agreements executed by CCM with the Creditors in order to exchange and restructure the debt owed to the Creditors.

“Fecha de Satisfacción del CV” tendrá el significado atribuido en la Sección 2.01.	“SC Satisfaction Date” shall have the meaning set forth in Section 2.01.

“Vendedor” significa CCM.	“Seller” shall mean CCM.

“Afiliadas del Vendedor” Cualquier subsidiaria, afiliada, matriz u otra entidad que controle, sea controlada por o esté bajo el control común con el Vendedor, incluyendo los accionistas que controlen, funcionarios y directores o cualquiera de los anteriores.	“Seller’s Affiliate” Any subsidiary, affiliate, parent or other entity that controls, is controlled by or is under common control with the Seller, including the controlling shareholders, officers and directors of any of the above.

“Resoluciones Corporativas del Vendedor” significa la Asamblea General Ordinaria de Accionistas y/o la sesión del Consejo de Administración del Vendedor, como fuere requerido, que necesite aprobar la Operación.	“Seller’s Corporate Resolutions” shall mean the general ordinary shareholders’ meeting and/or the board of directors meeting of the Seller, as required, which must approve the Transaction.

“Certificado del Vendedor” tendrá el significado atribuido en la Sección 4.04 (a).	“Seller’s Certificate” shall have the meaning set forth in Section 4.04 (a).

“Acciones” tendrán el significado atribuido en la Sección 1.01.	“Shares” shall have the meaning set forth in Section 1.01.

“Subsidiaria” significa, en relación a cualquier Persona, (i) cada corporación, sociedad, asociación, sociedad civil, asociación en participación o cualquier otra entidad legal de la cual dicha Persona sea propietaria, ya sea directa o indirectamente, de acciones u otra participación en el patrimonio y (ii) cada corporación, sociedad, asociación, sociedad civil, asociación en participación o cualquier otra entidad legal de la cual dicha Persona u otra Subsidiaria de dicha Persona sea el accionista mayoritario o tenga el control.	“Subsidiary” shall mean, with respect to any Person, (i) each corporation, partnership, association, civil company, joint venture or other legal entity in which such Person owns, either directly or indirectly, stock or other equity interests and (ii) each corporation, partnership, association, civil company, joint venture or other legal entity in which such Person or another Subsidiary of such Person is the general partner or otherwise exercises control.

“Impuesto” o “Impuestos” significa, con respecto a cualquier Persona, todos los impuestos, contribuciones, incluyendo el impuesto al valor agregado mexicano y el	“Tax” or “Taxes” shall mean, with respect to any Person, all taxes; contributions (contribuciones), including Mexican value added tax (Impuesto al Valor Agregado)

impuesto empresarial a tasa única, derechos o cuotas al Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT), al Instituto Mexicano del Seguro Social (IMSS) y al Sistema de Ahorro para el Retiro (SAR), impuestos locales pagaderos en cada una de las entidades federales en las que la Persona tenga operaciones, incluyendo, mas no limitándose a, impuesto sobre nómina, impuesto predial, derechos de agua y otros impuestos, cuotas, determinaciones o cargos de cualquier clase, junto con todos los intereses y sanciones, adiciones a impuestos y otras cantidades adicionales gravados por cualquier Autoridad Fiscal sobre dicha Persona.	and flat tax (Impuesto Empresarial a Tasa Única); rights and fees of the Mexican Workers’ National Housing Fund (Instituto del Fondo Nacional de la Vivienda para los Trabajadores or INFONAVIT, per its acronym in Spanish), the Mexican Social Security Institute (Instituto Mexicano del Seguro Social or IMSS, per its acronym in Spanish) and the Mexican Retirement Savings Fund System (Sistema de Ahorro para el Retiro or SAR, per its acronym in Spanish); local taxes payable in each one of the federal entities in which the Person has operations, including, but not limited to, payroll tax, property tax, water utility bills and other taxes, fees, assessments or charges of any kind whatsoever; and all interest and penalties, additions to tax and other additional amounts imposed by any Tax Authority (as defined herein) on such Person.

“Autoridad Fiscal” significa cualquier Autoridad Gubernamental federal, estatal o local responsable de gravar, cobrar o hacer determinaciones con respecto a cualesquiera Impuestos.	“Tax Authority” shall mean any federal, state, or local Governmental Authority responsible for the imposition, collection or making of determinations with respect to any Taxes.

“Operación” significa la compra venta de Acciones en los términos y sujeto a las condiciones establecidas en el presente Contrato y acordados entre las Partes.	“Transaction” shall mean the purchase and sale of the Shares in the terms and subject to the conditions provided for herein and agreed among the Parties hereto.

“Fideicomiso” tendrá el significado atribuido en los Antecedentes de este Contrato.	“Trust” shall have the meaning set forth in the Background of this Agreement.

“Fiduciario” o “Deutsche” tendrá el significado atribuido en el Preámbulo de este Contrato.	“Trustee” or “Deutsche” shall have the meaning set forth in the Preamble of this Agreement.

SECCIÓN 6.10 Interpretación.	SECTION 6.10 Interpretation.

(a) Los encabezados contenidos en este Contrato son para efectos de referencia únicamente y no afectarán de ninguna manera el significado o interpretación de este Contrato.	(a) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(b) Cuando se haga una referencia en este Contrato a una sección o cláusula, dicha referencia será a una sección o	(b) When a reference to a section or article is made in this Agreement, such reference shall be understood as being

cláusula de este Contrato, a menos que se indique claramente lo contrario de otro modo.	made to a section or article of this Agreement unless clearly indicated to the contrary.

(c) Cuando las palabras “incluye”, “incluyen” o “incluyendo” sean utilizadas en este Contrato, se considerará que van seguidas de las palabras “sin limitación”.	(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

(d) Las frases “del presente”, “en el presente” y “con el presente” y frases de significado similar, a menos que se establezca otra cosa, serán interpretadas con referencia a este Contrato en conjunto y no una disposición en particular de este Contrato y las referencias a cláusula, sección, párrafo, anexo y apéndice son a las cláusulas, secciones, párrafos, anexos y apéndices de este Contrato, a menos que se especifique otra cosa.	(d) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are understood as being made to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(e) El significado asignado a cada término definido en el presente será igualmente aplicable a las formas singular y plural de dicho término, y las palabras que denotan cualquier género incluirán todos los géneros. Cuando una palabra o frase sea definida en el presente, cada una de sus formas gramaticales tendrá un significado correspondiente.	(e) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have the corresponding meaning.

(f) Una referencia a cualquier Parte de este Contrato o cualquier otro contrato o documento incluirá a los sucesores y cesionarios permitidos de dicha Parte.	(f) References to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(g) Una referencia a cualquier legislación o a cualquier disposición de cualquier legislación incluirá cualquier reforma a, y cualquier modificación o promulgación de nuevo de la misma, cualquier disposición legislativa que sustituya a la misma y todos los reglamentos e instrumentos legales emitidos conforme a o de acuerdo con la misma.	(g) References to any legislation or to any provision of any legislation shall include any amendment to and any modification or re-enactment of any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(h) Las Partes han participado conjuntamente en la negociación y redacción de este Contrato. En caso de que	(h) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an

surja una ambigüedad o cuestión de intención o interpretación, este Contrato será interpretado como si hubiera sido redactado conjuntamente por las Partes, y ninguna suposición o carga de prueba surgirá en favor o en contra de cualquier Parte en virtud de la autoría de cualesquiera disposiciones de este Contrato.	ambiguity or if a question regarding intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

SECCIÓN 6.11 Ejemplares. Este Contrato podrá ser celebrado en uno o más ejemplares, todos los cuales se considerarán uno y el mismo contrato y serán efectivos cuando uno o más ejemplares hayan sido firmados por cada una de las Partes y entregados a las demás Partes.	SECTION 6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more of such counterparts have been signed by each of the Parties and delivered to the other Parties.

SECCIÓN 6.12 Acuerdo Completo. Este Contrato, junto con los apéndices y anexos del mismo, contiene el acuerdo y entendimiento completos entre las Partes con respecto a la materia del presente y sobresee todos los acuerdos y entendimientos anteriores relativos a dicha materia. Ninguna de las Partes será responsable o estará vinculada frente a cualquier otra Parte de cualquier manera por cualesquiera declaraciones, manifestaciones, u obligaciones relacionadas a dicha materia, excepto se establece específicamente en el presente o en cualquier otro acuerdo celebrado por las Partes, y según sea aplicable.	SECTION 6.12 Entire Agreement. This Agreement, along with its schedules and exhibits, contain the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in any other contract entered into by the Parties, as applicable.

SECCIÓN 6.13 Divisibilidad. Si cualquier disposición de este Contrato (o cualquier parte de la misma) o la aplicación de cualquiera de dichas disposiciones (o cualquier parte de la misma) a cualquier Persona o circunstancia es considerada inválida ilegal o inejecutable en cualquier aspecto por un tribunal de jurisdicción competente, dicha invalidez, ilegalidad o inejecutabilidad no afectará ninguna otra disposición del presente (o la parte restante de la misma) o la aplicación de dicha disposición a cualesquiera otras Personas o circunstancias. Si la sentencia definitiva de un tribunal de jurisdicción competente u otra autoridad declara que cualquier término o	SECTION 6.13 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or

disposición del presente es inválido, nulo o inejecutable, las Partes convienen que el tribunal que hace dicha determinación tendrá la facultad para reducir el alcance, duración, área o aplicabilidad del término o disposición, eliminar palabras o frases específicas o reemplazar cualquier término o disposición inválido, nulo o inejecutable con un término o disposición que sea válido y ejecutable y que sea lo más cercano a expresar la intención del término o disposición inválido o inejecutable.	unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision; to delete specific words or phrases; or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

SECCIÓN 6.14 Idioma. Este Contrato es celebrado por las Partes inglés y español, en la inteligencia que, en caso de cualesquiera controversias que surjan entre las Partes en relación con este Contrato, la versión en inglés prevalecerá.	SECTION 6.14 Language. This Agreement is executed by the Parties in English and Spanish, with the understanding that the English version shall prevail in the event of any disputes among the Parties in connection with this Agreement.

SECCIÓN 6.15 Legislación Aplicable. Este Contrato y la Operación, así como todas las controversias entre las Partes conforme a o relacionadas con este Contrato o los hechos y circunstancias que llevan a su celebración, serán regidos por e interpretados de acuerdo con las leyes de México.	SECTION 6.15 Governing Law. This Agreement and the Transaction, as well as all disputes among the Parties under or regarding this Agreement or the facts and circumstances leading to its execution, shall be governed by and construed in accordance with the laws of Mexico.

SECCIÓN 6.16 Arbitraje.	SECTION 6.16 Arbitration.

(a) Cualquier reclamación o controversia que surja de o en relación con la validez, intención, interpretación, realización o cumplimiento de este Contrato será solucionada definitivamente mediante arbitraje conforme a las Reglas de Arbitraje de la Cámara de Comercio Internacional vigentes en la fecha de este Contrato (las “Reglas de la CCI”).	(a) Any claim, dispute or controversy arising from or related to the validity, intent, interpretation, performance or enforcement of this Agreement shall be finally settled by means of arbitration under the Rules of Arbitration of the International Chamber of Commerce that are in effect on the date of this Agreement (the “ICC Rules”).

(b) El número de árbitros será uno, el cual será nombrado por el Tribunal de Arbitraje Internacional de la Cámara de Comercio Internacional de acuerdo con las Reglas de la CCI.	(b) The number of arbitrators shall be one, who shall be appointed by the International Chamber of Commerce of the International Court of Arbitration in accordance with the ICC Rules.

(c) El lugar de arbitraje será la Ciudad de México, México. El laudo será dictado en inglés. Los procedimientos de arbitraje serán	(c) Arbitration shall take place in Mexico City, Mexico. The award shall be rendered in English. The arbitration

llevados a cabo en idioma inglés. Cualquier constancia documental presentada al panel arbitral será presentada en inglés, traducida en su caso por perito traductor designado en conjunto por el Vendedor y los Compradores.	proceedings shall be conducted in the English language. Any documentary evidence submitted to the arbitrator shall be submitted in English and translated by a translator mutually appointed by the Seller and the Purchasers.

(d) El procedimiento de arbitraje establecido en esta Sección 6.16 será el medio único y exclusivo para solucionar o resolver cualquier controversia mencionada en esta Sección 6.16. El laudo arbitral será definitivo, inapelable y vinculatorio para las Partes y podrá ser presentado por cualquiera de las Partes para cumplimiento en cualquier tribunal de jurisdicción competente, y las Partes por el presente dan su consentimiento a la jurisdicción de dicho tribunal únicamente para objetos de cumplimiento de este acuerdo de arbitraje y cualquier laudo dictado conforme al presente. Los honorarios del árbitro y los otros costos de dicho arbitraje serán sufragados por las Partes en las proporciones que sean especificadas en el laudo arbitral.	(d) The arbitration procedure set forth in this Section 6.16 shall be the sole and exclusive means of settling or resolving any dispute referred to in this Section 6.16. The arbitration award shall be final, non-appealable and binding on the Parties and may be presented by any of the Parties for enforcement in any court of competent jurisdiction, and the Parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any award rendered hereunder. The fees of the arbitrator and any other costs of such arbitration shall be borne by the Seller and the Purchasers in such proportions as shall be specified in the arbitration award.

SECCIÓN 6.17 Liberación de Responsabilidad. Las Partes de este Contrato manifiestan su conformidad por lo que respecta a la actuación de Deutsche, en su calidad de Fiduciario del Fideicomiso, así como que no se reservan acción legal alguna en contra de Deutsche por lo que respecta a la celebración de este Contrato, obligándose a liberarlo y sacarlo en paz y a salvo de cualquier responsabilidad derivada de, relacionada con, impuesta sobre o incurrida por, con motivo o como consecuencia de los actos llevados a cabo en cumplimiento de las instrucciones recibidas para la celebración de este Contrato.	SECTION 6.17 Release from Liability. The Parties herein acknowledge their agreement regarding the performance of Deutsche, as Trustee of the Trust, and they do not reserve the right to file any legal action against Deutsche in connection with the execution of this Agreement. Furthermore, they agree to release Deutsche and hold it harmless from any liability derived from, related to, imposed upon or incurred as a result of the actions carried out in compliance with the instructions received in order to execute this Agreement.

[El RESTO DE LA PAGINA SE DEJÓ EN BLANCO INTENCIONALMENTE POR LAS PARTES, A CONTINUACIÓN LA HOJA DE FIRMAS]	[THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK BY THE PARTIES. THE SIGNATURE PAGE FOLLOWS.]

EN TESTIMONIO DE LO CUAL, Controladora Comercial Mexicana, S.A.B. de C.V., Costco de México, S.A. de C.V. y Deursche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria firman el Contrato de Compraventa de Acciones celebrado por y ente Controladora Comercial Mexicana, S.A.B. de C.V. en calidad de Vendedor, Costco Venture Mexico y CVM Purchasing Subsidiary, S.A. de C.V. en calidad de Compradores y Deursche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria en su calidad de Fiduciario del Fideicomiso F/1435, en México, Distrito Federal el día 13 de junio de 2012.	IN WITNESS WHEREOF, Controladora Comercial Mexicana, S.A.B. de C.V., Costco de México, S.A. de C.V. and Deursche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria have executed the Stock Purchase Agreement entered by and between Controladora Comercial Mexicana, S.A.B. de C.V. as Seller, Costco Venture Mexico and CVM Purchasing Subsidiary, S.A. de C.V. as Purchasers, and Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria as Trustee of the Trust Agreement F/1435, in México, City, on June 13, 2012

El Vendedor / The Seller

CONTROLADORA COMERCIAL MEXICANA, S.A.B. DE C.V.

/s/ Guillermo González Nova	/s/ Carlos González Zabalegui
Por / By: Guillermo González Nova	Por / By: Carlos González Zabalegui
Cargo / Title: Representante Legal / Attorney-in-Fact	Cargo / Title: Representante Legal / Attorney-in-Fact

La Compañía / The Company

COSTCO DE MÉXICO, S.A. DE C.V.

/s/ Mauricio Antonio Talayero González

Por / By: Mauricio Antonio Talayero González

Cargo / Title: Representante Legal / Attorney-in-Fact

El Fiduciario / The Trustee

DEUTSCHE BANK MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA

/s/ Alonso Rojas Dingler

Por / By: Alonso Rojas Dingler

Cargo / Title: Delegado Fiduciario / Trustee Delegate

EN TESTIMONIO DE LO CUAL, Costco Venture Mexico y CVM Purchasing Subsidiary, S.A. de C.V. firman este Contrato de Compraventa de Acciones celebrado por y ente Controladora Comercial Mexicana, S.A.B. de C.V., en calidad de Vendedor, Costco Venture Mexico y CVM Purchasing Subsidiary, S.A. de C.V., en calidad de Compradores, y Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, en su calidad de Fiduciario del Contrato de Fideicomiso Irrevocable de Administración y Garantía No. F/1435 , en México, Distrito Federal el día 13 de junio de 2012.	IN WITNESS WHEREOF, Costco Venture Mexico and CVM Purchasing Subsidiary, S.A. de C.V. have executed this Stock Purchase Agreement entered into by and among Controladora Comercial Mexicana, S.A.B. de C.V., as Seller, Costco Venture Mexico and CVM Purchasing Subsidiary, S.A. de C.V., as Purchasers, and Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, as Trustee of Irrevocable Management and Guaranty Trust Agreement No. F/1435Trust Agreement F/1435, in México, City, on June 13, 2012.

Los Compradores / The Purchasers

COSTCO VENTURE MEXICO	CVM PURCHASING SUBSIDIARY, S.A. DE C.V.

/s/ Enrique Manuel Ramírez Ramírez	/s/ Enrique Manuel Ramírez Ramírez
Por / By: Enrique Manuel Ramírez Ramírez	Por / By: Enrique Manuel Ramírez Ramírez
Cargo / Title: Representante Legal / Attorney-in-Fact	Cargo / Title: Representante Legal / Attorney-in-Fact

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